Investors May Contact:

Keith R. Style

V.P.-Finance and Investor Relations

(212) 885-2530

investor@asburyauto.com

Reporters May Contact:

Stephanie Lowenthal

RF|Binder Partners

(212) 994-7619

Stephanie.Lowenthal@RFBinder.com

Asbury Automotive Group Declares Quarterly Dividend

New York, NY, July 23, 2008 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., announced today that on July 22, 2008, its board of directors declared a quarterly cash dividend of $0.225 per share of the Company's outstanding common stock. The dividend is payable on August 22, 2008, to stockholders of record as of the close of business on August 1, 2008.

About Asbury Automotive Group

Asbury Automotive Group, Inc. ("Asbury"), headquartered in New York City, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 89 retail auto stores, encompassing 121 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

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